Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, April 27, 2021

Retail Opportunity Investments Corp. Reports
2021 First Quarter Results

San Diego, CA, April 27, 2021 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended March 31, 2021.

HIGHLIGHTS
▪$7.4 million of net income attributable to common stockholders ($0.06 per diluted share)
▪$31.0 million in Funds From Operations(1) ($0.24 per diluted share)
▪91.8% of total 1Q’21 billed base rent has been paid through 4/22/21
▪92.7% of April billed base rent has been paid through 4/26/21
▪96.9% portfolio lease rate at March 31, 2021 (positive net absorption since 12/31/20)
▪99.2% of total tenants are currently open, based on annualized base rent
▪293,441 square feet of leases executed (on par with pre-pandemic first quarter activity)
▪4.9% increase in same-space cash rents on new leases (3.2% increase on renewals)
▪5.6% decrease in same-center cash net operating income (1Q’21 vs. 1Q’20)
▪$34.2 million debt reduction (3/31/21 vs. 12/31/20)
▪$14.0 million outstanding balance on $600 million unsecured credit line at 3/31/21
▪$25.8 million property disposition (sold in April 2021)
▪$0.11 per share cash dividend declared
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(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During the first quarter, our grocery-anchored portfolio continued to perform well, as it has throughout the pandemic. We achieved positive net absorption, increasing our portfolio lease rate to 96.9%, and we again achieved rent growth with our leasing activity. Additionally, now that business restrictions are being lifted on the West Coast, our portfolio is steadily moving toward full, pre-pandemic operations again. Today, over 99% of our tenants are open and leasing activity across our portfolio is beginning to accelerate.” Tanz added, “Given our performance to date, and how our business is progressing, we are on track thus far to achieve our previously stated objectives for 2021.”

FINANCIAL RESULTS SUMMARY

For the three months ended March 31, 2021, GAAP net income attributable to common stockholders was $7.4 million, or $0.06 per diluted share, as compared to GAAP net income attributable to common stockholders of $12.0 million, or $0.10 per diluted share, for the three months ended March 31, 2020.

FFO for the first quarter of 2021 was $31.0 million, or $0.24 per diluted share, as compared to $37.4 million in FFO, or $0.29 per diluted share for the first quarter of 2020. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the first quarter of 2021, same-center NOI decreased 5.6% as compared to same-center NOI for the first quarter of 2020. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

At March 31, 2021, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.2 billion and approximately $1.3 billion of principal debt outstanding. As of March 31, 2021, 93.7% of ROIC’s principal debt outstanding was unsecured, including $14.0 million outstanding on its $600 million unsecured revolving credit facility. Additionally, ROIC’s interest coverage for the first quarter 2021 was 3.2 times and 94.5% of its portfolio was unencumbered at March 31, 2021, based on GLA.

DISPOSITION SUMMARY

In April 2021, ROIC sold Euclid Plaza, located in San Diego, California, for $25.8 million, recognizing a gain on sale of approximately $9.6 million. The Company utilized the proceeds to pay down borrowings outstanding on its unsecured revolving credit facility.

PROPERTY OPERATIONS SUMMARY

At March 31, 2021, ROIC’s portfolio was 96.9% leased. During the first quarter of 2021, ROIC executed 107 leases, totaling 293,441 square feet, including 41 new leases, totaling 99,931 square feet, achieving a 4.9% increase in same-space comparative base rent, and 66 renewed leases, totaling 193,510 square feet, achieving a 3.2% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

CASH DIVIDEND

On April 9, 2021, ROIC distributed an $0.11 per share cash dividend. On April 26, 2021, ROIC’s board of directors declared a cash dividend of $0.11 per share, payable on July 9, 2021 to stockholders of record on June 18, 2021.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its results on Wednesday, April 28, 2021 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 4453698. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on April 28, 2021 and will be available until 3:00 p.m. Eastern Time on May 5, 2021. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 4453698. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of March 31, 2021, ROIC owned 88 shopping centers encompassing approximately 10.1 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, Standard & Poor’s, and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Real Estate Investments:
Land	$881,914	$881,872
Building and improvements	2,275,816	2,274,680
	3,157,730	3,156,552
Less: accumulated depreciation	474,801	460,165
	2,682,929	2,696,387
Mortgage note receivable	4,939	4,959
Real Estate Investments, net	2,687,868	2,701,346
Cash and cash equivalents	4,843	4,822
Restricted cash	2,149	1,814
Tenant and other receivables, net	59,269	58,756
Acquired lease intangible assets, net	48,340	50,110
Prepaid expenses	3,305	4,811
Deferred charges, net	21,928	22,893
Other assets	17,069	17,296
Total assets	$2,844,771	$2,861,848

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,615	$298,524
Credit facility	11,458	45,238
Senior Notes	944,045	943,655
Mortgage notes payable	86,247	86,509
Acquired lease intangible liabilities, net	123,056	125,796
Accounts payable and accrued expenses	42,497	17,687
Tenants’ security deposits	6,781	6,854
Other liabilities	44,882	46,426
Total liabilities	1,557,581	1,570,689

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 118,577,713 and 118,085,155 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	12	12
Additional paid-in capital	1,499,420	1,497,662
Dividends in excess of earnings	(294,983)	(289,309)
Accumulated other comprehensive loss	(7,358)	(8,812)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,197,091	1,199,553
Non-controlling interests	90,099	91,606
Total equity	1,287,190	1,291,159
Total liabilities and equity	$2,844,771	$2,861,848

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues
Rental revenue	$68,904	$74,197
Other income	283	675
Total revenues	69,187	74,872

Operating expenses
Property operating	10,559	10,604
Property taxes	8,606	7,989
Depreciation and amortization	23,040	24,278
General and administrative expenses	4,375	3,944
Other expense	153	64
Total operating expenses	46,733	46,879

Operating income	22,454	27,993
Non-operating expenses
Interest expense and other finance expenses	(14,480)	(14,857)
Net income	7,974	13,136
Net income attributable to non-controlling interests	(559)	(1,134)
Net Income Attributable to Retail Opportunity Investments Corp.	$7,415	$12,002

Earnings per share – basic and diluted	$0.06	$0.10

Dividends per common share	$0.11	$0.20

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Net income attributable to ROIC	$7,415	$12,002
Plus: Depreciation and amortization	23,040	24,278
Funds from operations – basic	30,455	36,280
Net income attributable to non-controlling interests	559	1,134
Funds from operations – diluted	$31,014	$37,414

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Number of shopping centers included in same-center analysis	88	88
Same-center occupancy	96.9%	97.7%		(0.8)%

Revenues:
Base rents	$50,710	$51,945	$(1,235)	(2.4)%
Percentage rent	182	93	89	95.7%
Recoveries from tenants	17,083	17,278	(195)	(1.1)%
Other property income	109	388	(279)	(71.9)%
Bad debt	(1,505)	(486)	(1,019)	209.7%
Total Revenues	66,579	69,218	(2,639)	(3.8)%
Operating Expenses
Property operating expenses	10,809	11,162	(353)	(3.2)%
Property taxes	8,562	8,042	520	6.5%
Total Operating Expenses	19,371	19,204	167	0.9%
Same-Center Cash Net Operating Income	$47,208	$50,014	$(2,806)	(5.6)%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
GAAP operating income	$22,454	$27,993
Depreciation and amortization	23,040	24,278
General and administrative expenses	4,375	3,944
Other expense	153	64
Straight-line rent	(18)	89
Amortization of above- and below-market rent	(2,232)	(5,478)
Property revenues and other expenses (1)	(129)	(150)
Total Company cash NOI	47,643	50,740
Non same-center cash NOI	(435)	(726)
Same-center cash NOI	$47,208	$50,014

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-677-0900
arubino@roireit.net